POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints James A. McNamara, Caroline L. Kraus, Andrew Murphy and Robert Griffith, jointly and severally, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power and authority of substitution and resubstitution, to do any and all acts and things and to execute any and all instruments which said attorneys-in-fact and agents, or any of them, may deem necessary or advisable or which may be required to enable Goldman Sachs Trust (the “Trust”) to comply with the Investment Company Act of 1940, as amended, and the Securities Act of 1933, as amended (collectively, the “Acts”), and any rules, regulations or requirements of the U.S. Securities and Exchange Commission (the “SEC”) in respect thereof, in connection with the filing and effectiveness of the Trust’s Registration Statement on Form N-14 (the “Registration Statement”), relating to the proposed reorganization of Goldman Sachs Focused Growth Fund with and into Goldman Sachs Concentrated Growth Fund, each a series of the Trust, and any and all amendments (including post-effective amendments) to the Registration Statement, including specifically, but without limiting the generality of the foregoing, the power and authority to sign in the name and on behalf of the undersigned as a Trustee and/or officer of the Trust, any and all such amendments to the Registration Statement filed with the SEC under said Acts, and any other instruments or documents related thereto, and the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or any of them, shall do or cause to be done by virtue hereof.

All past acts of such attorneys-in-fact and agents in furtherance of the foregoing are hereby ratified and confirmed.

This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

As to each of the undersigned, this Power of Attorney shall be valid from the date hereof until revoked by such individual.

WITNESS our hands on the date(s) set forth below.

Name	Title	Date

/s/ James A. McNamara	President (Chief Executive Officer) and Trustee	April 19, 2017
James A. McNamara

/s/ Scott M. McHugh	Treasurer, Senior Vice President and Principal Financial Officer	April 19, 2017
Scott M. McHugh

/s/ Joseph DiMaria	Principal Accounting Officer	April 19, 2017
Joseph DiMaria

/s/ Ashok N. Bakhru	Chairman and Trustee	April 19, 2017
Ashok N. Bakhru

/s/ Kathryn A. Cassidy	Trustee	April 19, 2017
Kathryn A. Cassidy

/s/ Diana M. Daniels	Trustee	April 19, 2017
Diana M. Daniels

/s/ Herbert J. Markley	Trustee	April 19, 2017
Herbert J. Markley

/s/ Jessica Palmer	Trustee	April 19, 2017
Jessica Palmer

/s/ Roy W. Templin	Trustee	April 19, 2017
Roy W. Templin

/s/ Gregory G. Weaver	Trustee	April 19, 2017
Gregory G. Weaver